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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-189709 on Form S-3ASR, No. 333-91577 on Form S-4 and Nos. 333-43787, 333-89008, 333-95901, 333-105938, 333-118322, 333-120395, 333-126982, 333-130270, 333-138716, 333-147995, 333-155304, 333-165261, and 333-192019 on Form S-8 of our report dated February 28, 2014 (May 5, 2014 as to Notes 2g, 9 and 15), relating to the financial statements of Iron Mountain Incorporated, appearing in this Current Report on Form 8-K dated May 5, 2014 of Iron Mountain Incorporated.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
May 5, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM